UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

1200 West Platt Street, Suite 1000 Tampa, Florida 33606 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	LMFAW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing

On January 3, 2020, LM Funding America, Inc. (the “Company”) received a notification letter from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was in violation of Listing Rules 5620(a) and 5810(c)(2)(G) by virtue of passing the applicable deadline for holding of its annual general meeting of shareholders for the financial year ended December 31, 2018.

On May 12, 2020, LM Funding America, Inc. (the “Company”) received a letter from The Nasdaq Hearings Panel (“Nasdaq Panel”) stating that, as a result of the Company holding its Annual Shareholder meeting on May 11, 2020, that the Company has regained compliance with Listing Rule 5810(c)(2)(A).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2020, the Company held its most recent Annual Meeting of Shareholders (the “Annual Meeting”).  The Company previously filed with the SEC its Definitive Proxy Statement and related materials pertaining to the Annual Meeting on April 15, 2020.  On the record date of March 16, 2020 there were 3,234,263 shares of Company common stock outstanding and eligible to vote.  At the Annual Meeting, the stockholders: (i) elected the two persons identified below to serve as Class I directors of the Company to hold office until the third Annual Meeting of Shareholders following their election; (ii) ratified the appointment of Malone Bailey LP as the independent auditor of the Company; and (iii) approved an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock.

Proposal 1: Election of Directors

The final results of stockholder voting on the election of Class I directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce M. Rodgers	945,723	897,764	542,448
Carollinn Gould	943,723	899,764	542,448

Proposal 2: Ratification of the appointment of Malone Bailey LP as the Company’s Independent Auditor

The final results of stockholder voting on the ratification of the appointment of Malone Bailey LP as the Company’s independent auditor to audit the Company’s 2018 financial statements were as follows:

Votes For            Votes Against       Votes Abstain    Broker Non-Votes

1,356,756                    1,021,315                   7,864                        -

Proposal 3: Approval of an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock.

The final results of stockholder voting on the approval of an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio within the range of one-for-two (1:2) to one-for-ten (1:10), as determined by the Board of Directors, were as follows:

Votes For            Votes Against      Votes Abstain   Broker Non-Votes

1,816,085                    568,515                1,335                       -

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Date: May 13, 2020